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                   EXECUTIVE BENEFIT AGREEMENT

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                          BY AND BETWEEN

                     BANKALABAMA-HUNTSVILLE,
                  AN ALABAMA BANKING ORGANIZATION

                                AND

                        WILLIAM R. COLLINS

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                       DATED: MARCH 22, 1996



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                            I N D E X
                                TO
                   EXECUTIVE BENEFIT AGREEMENT


SECTION                       DESCRIPTION                   PAGE


1.   Maintenance of Insurance Policies .........................1

2.   Executive Benefits ........................................2

3.   Bank Benefits .............................................3

4.   Incidents of Ownership ....................................3

5.   Dividends .................................................3

6.   Premium Payments ..........................................3

7.   Beneficiary Designation ...................................4

8.   Termination ...............................................4

9.   Miscellaneous .............................................4



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                     EXECUTIVE BENEFIT AGREEMENT

      THIS EXECUTIVE BENEFIT AGREEMENT (the "Agreement") is made and entered into  effective  January 3, 1995, as of the 22nd day of March, 1996, by and

between  BANKALABAMA-HUNTSVILLE,   an  Alabama  banking  organization  (the

"Bank"), and WILLIAM R. COLLINS (the "Executive").

                          R E C I T A L S

      The Executive is a key employee  of the Bank and is currently employed as its chief executive officer.  The Bank  desires to provide the Executive with certain insurance and retirement benefits  as  an inducement to secure the continued employment of the Executive and to reward  the  Executive for previous services rendered to the Bank.

                         A G R E E M E N T

     THEREFORE,  in consideration of the mutual promises herein  contained,

the parties agree as follows:

     1.   MAINTENANCE OF INSURANCE POLICIES.  The Executive is the owner of the insurance policies  described  on  Exhibit  "A"  attached  hereto  (the

"Policies").   The Policies shall be used to provide the benefits available to the Executive  pursuant  to this Agreement.  The parties therefore agree that the Policies will be subject  to  the  terms  and  conditions  of this

Agreement  and  the parties shall take all such action as may be reasonably necessary to conform  the  Policies  to  the  terms  and conditions of this

Agreement.

     2.   EXECUTIVE  BENEFITS.   The  Executive  shall have  the  following

benefits pursuant to this Agreement and the Policies:

          (a)  A death benefit which shall be paid from the Policies to the designated beneficiary of the Executive in the event  of  the  death of the

Executive  equal  to  the  sum  of  (i) $176,000,  and (ii) the product  of

$162,000 multiplied by a fraction the  numerator  of which is the number of months remaining for loan withdrawals under 2(b) below  at  the date of the

Executive's  death and the denominator of which is 120.  To illustrate  the
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benefit under  this  subsection  2(a),  assume the Executive dies at age 76 after making loan withdrawals for 72 months,  the  amount  of the insurance benefit under this subsection 2(a) would be $240,800 [$176,000  + ($162,000

x  48/120)].   If  the  Executive dies before age 70, the insurance benefit would be $338,000; if the  Executive  dies  after  age  80,  the  insurance benefit would be $176,000.

          (b)  The  right  commencing at age seventy (70) to withdraw  from the cash values of the Policies  in  proportion to each Policy's cash value the sum of One Thousand Three Hundred  and Fifty Dollars ($1,350) per month for a period ten (10) years or until the  death of the Executive, whichever first  occurs.  The withdrawals from the cash  value  of  the  Policies  as herein authorized  shall  be  Policy  loans to the Executive which shall be repaid solely from the insurance benefit  payable  upon  the  death  of the

Executive.

          (c)  Repayment  of  the  loans  outstanding  against the Policies pursuant  to subsection 2(b) above from the insurance proceeds  payable  at the death of the Executive.

     3.   BANK  BENEFITS.   The  Bank  shall  be  entitled  to  receive the

remaining  death  benefits  payable  with respect to the Policies less  the amounts payable under subsections 2(a) and 2(c) above.

     4.   INCIDENTS OF OWNERSHIP.  The  Executive  shall  be  each Policy's sole  and  absolute  owner,  and  he may exercise all ownership rights  and incidents  of ownership granted to each  Policy's  owner  by  the  insurer,

except as may  be expressly provided to the contrary in this Agreement.  It is the intention  of  the parties that the Executive retain all rights that each Policy grants to the owner thereof, except the Bank's right to be paid

the  amounts  specified in  Section  3  hereof.   All  provisions  of  this

Agreement and the beneficiary designation shall be construed so as to carry out such intention.
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     5.   DIVIDENDS.   All  dividends  declared  on  the  Policies shall be

applied to buy additional paid-up insurance on the life of the Executive.

     6.   PREMIUM  PAYMENTS.   On  or  before  the due date of each  Policy

premium, or within the grace period provided in  the Policy, the Bank shall pay the full amount of the premium to the insurer, and shall, upon request,

promptly  furnish  to  the  Executive evidence of timely  payment  of  such premium.  The Bank shall annually  furnish  to the Executive a statement of the amount of income reportable by him for federal  and  state  income  tax purposes  as  a  result  of  such premium payments.  The Bank shall pay the premium due on such Policies until  the  death of the Executive even if the

Executive's employment  is terminated with  the  Bank  anytime prior to his death.

     7.   BENEFICIARY DESIGNATION.  The parties agree that  the beneficiary designation  provision  of the Policies shall conform to the provisions  of this  Agreement.  Upon the  death  of  the  Executive,  the  Bank  and  the

Executive  shall  promptly  take  all  action necessary to obtain the death benefits provided under the Policies.

     8.   TERMINATION.  This Agreement may  be  terminated  only  by mutual agreement  of  the parties.  If this Agreement is terminated, the Executive shall have all rights  of ownership with respect to the Policies, including the right to designate a beneficiary or beneficiaries to receive all of the insurance proceeds payable upon his death without any obligation to pay the

Bank any part of such insurance proceeds.

     9.   MISCELLANEOUS.

          9.1. INSURERS  PROTECTED.  The insurers shall be fully discharged from their obligations under the Policies by payment of each Policy's death benefit to the beneficiaries  named in the Polices subject to each Policy's terms and conditions.  In no event  shall  an insurer be considered a party to this Agreement.  No provision of this Agreement  shall  be  construed as
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enlarging,  changing,  varying,  or in any other way affecting an insurer's obligations as expressly provided in each Policy.

          9.2. THE BANK AS FIDUCIARY.   The  Bank  is  the  named fiduciary

under this Agreement and as such it shall have the authority to control the

administration  of  this  Agreement,  and  it  shall  be  responsible   for

establishing  and  carrying out a funding policy and method consistent with the Agreement's objectives.  The Bank will make all determinations relating to the rights and benefits  conferred  by  this Agreement, and its decision regarding any claim by the Executive or his  beneficiary for benefits under this Agreement must be stated in writing and delivered  or  mailed  to  the

Executive  or such beneficiary.  Such decision shall set forth the specific reasons for  any  such  denial  and  shall  afford  the  Executive  or  his beneficiary an opportunity for a full and fair review of the decision.

          9.3. BINDING   AGREEMENT.   This  Agreement  is  binding  on  and

enforceable  by  and  against   the   parties,   their   successors,  legal

representatives and assigns.

          9.4. GOVERNING  LAW.   This  Agreement  will be governed  by  and

construed according to the laws of Alabama.

          9.5. SEVERABILITY.  No part of this Agreement will be affected if any other part of it is held invalid or unenforceable.

          9.6. NOTICES.   All  notices required or permitted  to  be  given

under this Agreement must be given  in  writing,  and  will be deemed given when personally delivered or, if earlier, when received  after  mailing  by registered  or  certified  United States mail, postage prepaid, with return receipt requested.  Notice to  the Executive is valid if sent to him at his address as it appears in the Bank's records.

          9.7. WAIVER.  Any party's  failure  to  insist  on  compliance or enforcement  of  any  provision of this Agreement shall neither affect  its validity nor enforceability or constitute a waiver of future enforcement of that provision or of any other provision of this Agreement.
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          9.8. COPIES.   More  than  one  (1) copy of this Agreement may be

executed  and all parties agree and acknowledge  that  each  executed  copy shall be a duplicate original.

          9.9. GENDER  AND  NUMBER.  Whenever the context of this Agreement requires, the masculine gender  includes  the  feminine and neuter, and the singular number includes the plural and VICE VERSA.

      IN WITNESS WHEREOF, the parties hereto have  hereunto  executed  this

Agreement on the date and year first above written.


                                       William R. Collins
                                       --------------------------------------
                                       WILLIAM R. COLLINS


                                       BANKALABAMA-HUNTSVILLE,
                                       an Alabama banking organization


                                       By:    Steven R. Townson
                                        ---------------------------------------
                                              President


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                            EXHIBIT "A"
                                TO
                    EXECUTIVE BENEFIT AGREEMENT

                      DESCRIPTION OF POLICIES


Northwestern Mutual Life Insurance Policy 11260510 insuring William R. Collins, Sr.

Northwestern Mutual Life Insurance Policy 13204687 insuring William R. Collins, Sr.